SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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CLEARWATER PAPER CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Clearwater Paper Corporation

601 West Riverside Ave., Suite 1100

Spokane, WA 99201

SUPPLEMENT DATED MAY 7, 2021 TO

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

DATED APRIL 6, 2021

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 17, 2021

This Supplement provides additional information with respect to the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Clearwater Paper Corporation (the “Company”) to be held on Monday, May 17, 2021.  This Supplement, which describes a recent change in the directors continuing in office and not up for election at the Annual Meeting and instructions for participating in the Annual Meeting via webcast, should be read in conjunction with the Proxy Statement.

Change in Directors Continuing in Office

The Board of Directors of the Company (the “Board”) elected Christine M. Vickers Tucker as a new director to the Board effective May 18, 2021.  Ms. Vickers Tucker will serve as one of the Board’s Class III directors whose members’ terms expire at the Company’s annual meeting of stockholders to be held in 2023.

Business Experience of Ms. Vickers Tucker

Ms. Vickers Tucker has served as the Vice President and General Manager, The Clorox Company Professional Products Company, a business unit of The Clorox Company, (NYSE:CLX), a leading manufacturer and marketer of consumer and professional products, since April 2020.  Prior to that she was the Vice President and General Manager of The Clorox Professional Products Company & Retail Laundry Division from September 2018 to April 2020, and Vice President and General Manager, The Clorox Professional Products Company from October 2014 through August 2018.  Previously she held various managerial, sales and marketing positions within The Clorox Company beginning with Associate Marketing Manager at Hidden Valley, Clorox Bleach, Pine-Sol Brands starting in August 1995.

Qualifications: Our Nominating Committee believes her deep knowledge of and experience with professional and consumer products, business-to-business sales and marketing and manufacturing operations will be invaluable to Clearwater Paper

Stock Ownership

Ms. Vickers Tucker does not own any shares of the Company.  She will be eligible to participate in the Company’s deferred compensation program for non-employee directors upon joining the Board.

Director Independence

The Board has determined that Ms. Vickers Tucker satisfies the independence criteria set forth in the corporate governance standards of the New York Stock Exchange.

Voting Matters

Because the change in directors described in this Supplement does not pertain to the class of directors up for election at the Annual Meeting, none of the agenda items presented in the Notice and Proxy Statement are affected by this Supplement.  If you have already voted your shares via the internet, telephone, or by returning your proxy card or voting instruction form, you do not need to take any action unless you wish to change your vote.  Shares already voted by proxy will remain valid and will be voted at the Annual Meeting.